                                                                   EXHIBIT 10.18


                          SPONSORED RESEARCH AGREEMENT





                                     between





                                  SPECTRUMEDIX

                                    (SPONSOR)



                                       and



                 THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

                                     (PENN)


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                          SPONSORED RESEARCH AGREEMENT

        This Sponsored Research Agreement ("AGREEMENT") is made by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation ("PENN"), with offices located at Suite 300, 133 South 36th Street, Philadelphia, PA 19104-3246, and SpectruMedix a corporation organized and existing under the laws of Delaware ("SPONSOR"), having a place of business at 2124 Old Gatesburg Road, State College, PA 16803.

        This AGREEMENT is effective as of March 15, 1998 ("EFFECTIVE DATE").


BACKGROUND

        A. SPONSOR desires to fund the research of Drs. James Baumgardner and Bryan Marshall relating to a means of measuring pulmonary function;

        B. SPONSOR desires to support such research conducted by PENN under the terms and conditions of this AGREEMENT;

        C. The research program described in this AGREEMENT is of mutual interest to SPONSOR and PENN and furthers the educational and research objectives of PENN as a nonprofit, tax-exempt educational institution, and may benefit both SPONSOR and PENN through the creation of new inventions;

        NOW, THEREFORE, in consideration of the promises and covenants contained in this AGREEMENT and intending to be legally bound, the parties agree as follows:

1.      DEFINITIONS

        1.1 PENN INTELLECTUAL PROPERTY means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that are first conceived, discovered, developed or reduced to practice in the conduct of the SPONSORED RESEARCH during the term of this AGREEMENT, provided that PENN INTELLECTUAL PROPERTY is either (i) dominated by PENN PATENT PATENT RIGHTS as defined in the LICENSE AGREEMENT or
(ii) derived, developed from or used in conduction with equipment supplied by SPONSOR to PENN pursuant to his AGREEMENT, and will include work performed by collaborators of PENN working on the SPONSORED RESEARCH provided such collaborators agree to assign their rights to PENN.

        1.2 PRINCIPAL INVESTIGATOR is Dr. James Baumgardner and Dr. Bryan Marshall, who are responsible for supervision and administration of the SPONSORED RESEARCH.

        1.3 SPONSORED RESEARCH which may include work performed by collaborators, means the research program described in Attachment A to this AGREEMENT.

        1.4 LICENSE AGREEMENT means the agreement entered into between PENN and SPONSOR with an effective date of March 15, 1998 attached as Attachment C.

2.      SPONSORED RESEARCH

        2.1 PENN agrees to begin the SPONSORED RESEARCH after the EFFECTIVE DATE and upon payment by SPONSOR of any funds owed. PENN agrees to use reasonable efforts to conduct the SPONSORED RESEARCH substantially in accordance with the terms and conditions of this AGREEMENT. SPONSOR


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

acknowledges that PENN and the PRINCIPAL INVESTIGATOR shall have the freedom to conduct and supervise the SPONSORED RESEARCH in a manner consistent with PENN's educational and research missions.

        2.2 If the services of the PRINCIPAL INVESTIGATOR become unavailable to PENN for any reason, PENN is entitled to designate another member of its faculty who is acceptable to both parties to serve as the PRINCIPAL INVESTIGATOR of the SPONSORED RESEARCH. If a substitute PRINCIPAL INVESTIGATOR acceptable to both parties has not been designated within sixty (60) days after the original PRINCIPAL INVESTIGATOR ceases his or her services under this AGREEMENT, either party may terminate this AGREEMENT upon written notice to the other party, subject to the provisions of ARTICLE 9.

3.      TERM OF AGREEMENT

        3.1 The term of this AGREEMENT shall begin on the EFFECTIVE DATE of this AGREEMENT and shall end one year after the EFFECTIVE DATE unless terminated sooner pursuant to Sections 2.2, 9.1 or 9.2 hereof This AGREEMENT may be extended or renewed only by mutual written agreement executed by duly authorized representatives of the parties.

4.      REIMBURSEMENT OF COSTS, PAYMENT

        4.1 SPONSOR shall reimburse PENN (REIMBURSEMENTS) for direct and indirect costs incurred in the conduct of the SPONSORED RESEARCH by (i) a cash payment from SPONSOR not to exceed * * * (*) as set forth in Attachment A; (ii) subject to Section 9.3, certain services, equipment and related support from SPONSOR valued at * * * (*) such as set forth in Attachment A; and (iii) grants of funds, equipment or other assets awarded to PENN from any third party for the SPONSORED RESEARCH (including but not limited to research or development of PENN LICENSED PRODUCTS as defined in the LICENSE AGREEMENT or any intellectual property created under this AGREEMENT) where PENN agrees that such funds, equipment or other assets would not have been awarded to PENN but for the contributions or efforts of SPONSOR and such third party agrees to the terms of this AGREEMENT in its entirety. PENN may also receive grants of funds, equipment or other assets awarded to PENN from any third party which PENN may, in its sole discretion, apply to the conduct of the SPONSORED RESEARCH but such support shall not be included in REIMBURSEMENTS. PENN agrees that funds from * * * * * *
* * * shall be applied to the conduct of the SPONSORED RESEARCH and SPONSOR agrees that such funds shall not be included in REIMBURSEMENTS. SPONSOR acknowledges that these amounts are a good faith estimate only and not a guarantee of the cost to conduct the SPONSORED RESEARCH If at any time PENN determines that it will require additional funds for the SPONSORED RESEARCH it shall notify SPONSOR and provide an estimate of the additional amount. SPONSOR shall not be responsible for any costs in excess of the amount of * * as set forth in Attachment A unless it has agreed in writing to provide additional funds.

        4.2 SPONSOR shall make payments in advance to PENN in accordance with the payment schedule set forth in Attachment A. All payments are to be made by check payable in United States dollars, to "The Trustees of the University of Pennsylvania", and sent to the address in Section 11.4.

        4.3 Title to any equipment, laboratory animals, or any other materials made or acquired with funds provided under this AGREEMENT shall vest in PENN, and such equipment, animals, or materials shall remain the property of PENN following termination of this AGREEMENT. Equipment and material provided under this AGREEMENT to PENN by SPONSOR shall vest in PENN subject to terms and conditions of Section 9.3.

5.      RECORDS AND REPORTS

        5.1 PRINCIPAL INVESTIGATOR shall maintain records of the results of the SPONSORED RESEARCH and shall provide SPONSOR with reports of the progress and results of the SPONSORED RESEARCH in accordance with Attachment A. PENN shall maintain records of the use of the fiends provided by SPONSOR and shall make such records available to


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

SPONSOR upon reasonable notice during PENN's normal business hours, but not more frequently than once each calendar year.

        5.2 In order to preserve the patentability of PENN INTELLECTUAL PROPERTY, SPONSOR shall maintain PENN INTELLECTUAL PROPERTY and information provided pursuant to Section 6.1 (whether oral or written) as confidential and shall use best efforts not disclose such information to any third party except with PENN's prior written approval. The foregoing obligation shall not apply to:

                5.2.1 information that is known to COMPANY or independently developed by COMPANY prior to the time of disclosure, in each case, to the extent evidenced by written records;

                5.2.2 information disclosed to COMPANY by a third party that has a right to make such disclosure;

                5.2.3 information that becomes patented, published or otherwise part of the public domain as a result of acts by PENN or a third person obtaining such information as a matter of right; or

                5.2.4 information that is required to be disclosed by order of United States governmental authority or a court of competent jurisdiction; provided that COMPANY must use best efforts to obtain confidential treatment of such information by the agency or court.

6.      INTELLECTUAL PROPERTY

        6.1 PRINCIPAL INVESTIGATOR shall provide to PENN and SPONSOR a complete written disclosure of any PENN INTELLECTUAL PROPERTY reasonably considered patentable or reasonably considered to be of commercial utility. SPONSOR shall advise PENN in writing, no later than thirty (30) days after receipt of such disclosure, whether it requests PENN to file and prosecute patent applications related to such PENN INTELLECTUAL PROPERTY. If SPONSOR does not request PENN to file and prosecute such patent applications, then such PENN INTELLECTUAL PROPERTY shall be excluded from SPONSOR's option under ARTICLE 7.

        6.2 PENN shall control the preparation and prosecution of all patent applications and the maintenance of all patents related to PENN INTELLECTUAL PROPERTY. PENN shall endeavor to assign responsibility for such preparation, prosecution and maintenance to a patent law firm mutually agreeable to PENN and SPONSOR. PENN and SPONSOR hereby agree that the patent counsel of Pennie & Edmonds is a mutually agreeable law firm for such preparation, prosecution and maintenance. SPONSOR shall reimburse PENN upon receipt of invoice for all documented expenses incurred in connection with the filing and prosecution of the patent applications and maintenance of the patents that SPONSOR has requested PENN to prosecute under Section 6. 1.

        6.3 Patent counsel mutually agreeable to PENN and SPONSOR shall take instructions only from PENN unless otherwise expressly authorized in writing by PENN. PENN shall promptly provide SPONSOR with copies of all relevant prosecution documentation so that SPONSOR may be currently and promptly informed and apprised of the continuing prosecution. SPONSOR may comment upon such documentation, provided that if SPONSOR has not commented upon such documentation prior to the initial deadline for filing a response with relevant government patent office, PENN shall be free to respond appropriately without consideration of SPONSOR's comments. SPONSOR agrees to keep this documentation confidential.

        6.4 PENN shall use all reasonable efforts to prepare or amend any U.S. or foreign patent application to include claims reasonably requested by SPONSOR to protect PENN INTELLECTUAL PROPERTY included in SPONSOR's option under
ARTICLE 7.

        6.5 The preparation, prosecution, and maintenance of copyright, trademark and other intellectual property applications for the PENN INTELLECTUAL PROPERTY shall be subject to the provisions of Section 6.1.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        6.6 PENN shall retain all right, title and interest in and to the PENN INTELLECTUAL PROPERTY and any patents, copyrights and other intellectual property protections related thereto.

7.      OPTION

        7.1 In consideration of SPONSOR's funding of the SPONSORED RESEARCH and payment for intellectual property expenses as provided for in Article 6, PENN grants SPONSOR an exclusive option to negotiate to obtain a world-wide right and license, with the right to grant sublicenses, to practice PENN INTELLECTUAL PROPERTY to make, have made, use, import sell and offer for sale products of SPONSOR under the terms and conditions as set forth hereunder ("OPTION").

                7.1.1 The period during which the OPTION may be exercised by SPONSOR shall commence from the date of written disclosure of PENN INTELLECTUAL PROPERTY to SPONSOR under Section 6.1 and continue for a period of six (6) months with an automatic renewal of an additional six (6) months unless SPONSOR and PENN earlier terminate the OPTION with respect to such disclosed PENN INTELLECTUAL PROPERTY by mutual written agreement ("OPTION PERIOD"). Thereafter the OPTION may be renewed only as mutually agreed upon by PENN and SPONSOR in writing.

                7.1.2 During the OPTION PERIOD, PENN shall not have discussions with, negotiate with, or enter into any agreement with a third party with respect to PENN INTELLECTUAL PROPERTY as to which Section 6.1 applies. If SPONSOR elects in writing not to exercise the OPTION for a particular disclosure of PENN INTELLECTUAL PROPERTY, PENN shall be free to license such disclosed PENN INTELLECTUAL PROPERTY to any party upon such terms as PENN deems appropriate, without any further obligation to SPONSOR.

                7.1.3 SPONSOR shall notify PENN in writing during the OPTION PERIOD if it wishes to exercise the OPTION with respect to a particular disclosure of PENN INTELLECTUAL PROPERTY under Section 6.1.

                7.1.4 If SPONSOR exercises the OPTION with respect to a particular disclosure of PENN INTELLECTUAL PROPERTY then PENN and SPONSOR shall negotiate in good faith concerning commercially fair and reasonable terms and conditions of a license to such disclosure. PENN and SPONSOR currently expect that commercially fair and reasonable terms and conditions would be:

                        7.1.4.1 If such disclosed PENN INTELLECTUAL PROPERTY is dominated by PENN PATENT RIGHTS as defined in the LICENSE AGREEMENT so that most products incorporating such disclosed PENN INTELLECTUAL PROPERTY would infringe at least one claim of PENN PATENT RIGHTS as defined in the LICENSE AGREEMENT, then such disclosed PENN INTELLECTUAL PROPERTY would (a) be included within the definitions of PENN PATENT RIGHTS or PENN TECHNICAL INFORMATION, as defined in the LICENSE AGREEMENT as appropriate; and (b) be licensed to SPONSOR under the terms and conditions of the LICENSE AGREEMENT.

                        7.1.4.2 If such disclosed PENN INTELLECTUAL PROPERTY (1) is based upon or related to but not covered by at least one claim in a patent or patent application under PENN PATENT RIGHTS as defined in the LICENSE AGREEMENT or (2) uses a process or machine related to but not covered by a claim in a patent or patent application under PENN PATENT RIGHTS as defined in the LICENSE AGREEMENT or (3) uses, incorporates, is based upon, or is related to PENN TECHNICAL INFORMATION as defined in the LICENSE AGREEMENT, but is not subject to Paragraph 7.1.4.1 (all of the foregoing collectively referred to as "Related PENN INTELLECTUAL PROPERTY"), such Related PENN INTELLECTUAL PROPERTY will be included within the definitions of PENN PATENT RIGHTS or PENN TECHNICAL INFORMATION, as defined in the LICENSE AGREEMENT as appropriate subject to agreement upon modified terms and conditions set forth in Article 3 (Fees and Royalties and Diligence) of the LICENSE AGREEMENT which PENN and SPONSOR shall promptly and in good faith renegotiate.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                        7.1.4.3 If such disclosed PENN INTELLECTUAL PROPERTY is not Paragraph 7.1.4.1 or 7.1.4.2 then the terms and conditions shall be negotiated in good faith.

                        7.1.4.4 In the event that such a particular disclosure would substitute for or supersede previously licensed technology, the parties acknowledge that such a particular disclosure may require an appropriate modification in the schedule of the DEVELOPMENT PLAN as defined in the LICENSE AGREEMENT.

                7.1.5 If despite the good faith negotiations on the part of both parties, SPONSOR and PENN fail to execute a license agreement consistent with the foregoing provisions within twelve (12) months after disclosure of such PENN INTELLECTUAL PROPERTY to SPONSOR or if SPONSOR fails to make payment for intellectual property expenses as provided for in Article 6 within thirty (30) days of notification in writing that such expenses are past due, PENN shall be free to license the PENN INTELLECTUAL PROPERTY to any party upon such terms as PENN deems appropriate, without any further obligation to SPONSOR.

        7.2 Any license granted to SPONSOR pursuant to Section 7.1 hereof shall be subject, if applicable, to the rights of the United States government reserved under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder.

8.      PUBLICATION, USE OF NAME

        8.1 PENN shall be free to publish the results of the SPONSORED RESEARCH; except that PENN agrees to submit a copy of the complete draft of such proposed publication to SPONSOR at least forty five (45) days prior to publication. N SPONSOR reasonably determines that patentable subject matter is disclosed in such proposed publication, SPONSOR shall notify PENN in writing within thirty (30) days of receiving such complete draft If SPONSOR so notifies PENN such publication shall thereafter be delayed until (i) PENN files a patent application covering such patentable subject matter, or (ii) SPONSOR reasonably determines after further investigation that no patentable invention is disclosed, whichever comes first In no event, however, shall such publication be delayed for longer than ninety (90) days after a copy of the complete draft of such publication is delivered to SPONSOR by PENN.

        8.2 PENN shall not use SPONSOR's name without SPONSOR's prior written consent except that PENN may acknowledge Sponsor's funding of the SPONSORED RESEARCH in scientific publications and in listings of sponsored research projects. SPONSOR shall not use PENN's name, or the name of any trustee, officer, faculty member, student or employee thereof, except for use in scientific publications, listings of sponsored research projects, as required by law, or as consented to by PENN.

9.      TERMINATION

        9.1 In addition to the termination right set forth in Section 2.2 hereof, either party may terminate this AGREEMENT effective upon written notice to the other party, if the other party breaches any of the terms or conditions of this AGREEMENT and fails to cure such breach within thirty (30) days after receiving written notice of the breach. In the event of an incurable breach, the non-breaching party may terminate this AGREEMENT effective immediately upon written notice to the breaching party.

        9.2 In addition, either party may terminate this AGREEMENT for any reason upon ninety (90) days prior written notice to the other party.

        9.3 In the event of termination of this AGREEMENT prior to its stated term, whether for breach or for any other reason whatsoever, PENN shall be entitled to retain from the cash payments made by SPONSOR prior to termination PENN's reasonable costs of concluding the work in progress. Allowable costs include, without limitation, all costs or noncancellable commitments incurred prior to the receipt or issuance, by PENN of the notice of termination, and the full cost of each employee, student and faculty member supported hereunder through the end of such commitments. In the event of termination, PENN shall submit a final report of all costs incurred and all funds received under this AGREEMENT within sixty (60) days after the effective termination date. The


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

report shall be accompanied by a check in the amount of any excess cash payments made by SPONSOR advanced over costs and allowable commitments incurred. In the case of termination of this AGREEMENT by PENN under Paragraph 9.2 or by SPONSOR for material breach by PENN, PENN shall, within ten (10) days of such termination, return all equipment or other material delivered to PENN by SPONSOR if such termination is made less than one year after receipt by PENN of such equipment or other material.

        9.4 Termination of this AGREEMENT shall not affect the rights and obligations of the parties accrued prior to termination. The provisions of
ARTICLE 6, entitled INTELLECTUAL PROPERTY-, ARTICLE 7, entitled OPTION, ARTICLE 10, entitled DISCLAIMER OF WARRANTIES, INDEMNIFICATION; and ARTICLE 1.1, entitled ADDITIONAL PROVISIONS, shall survive termination.

10.     DISCLAIMER OF WARRANTS, INDEMNIFICATION

        10.1 PENN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE SPONSORED RESEARCH OR THE CONDITION, OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SPONSORED RESEARCH OR ANY PENN INTELLECTUAL PROPERTY. PENN SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY SPONSOR OR ANY OTHER PERSON RESULTING FROM THE SPONSORED RESEARCH OR THE USE OF ANY PENN INTELLECTUAL PROPERTY PRODUCT.

        10.2 SPONSOR shall defend, indemnify and hold harmless PENN, the PRINCIPAL INVESTIGATOR and any of PENNs faculty, students, employees, trustees, officers, affiliates and agents (hereinafter referred to collectively as the "INDEMNIFIED PERSONS") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses(including attorney fees), which the INDEMNIFIED PERSONS may hereafter incur, or be required to pay as a result of Sponsor's use of the results of SPONSORED RESEARCH or any PENN INTELLECTUAL PROPERTY or as a result of any breach of this AGREEMENT or any act or emission of SPONSOR, its employees, affiliates, contractors, licensees or agents. PENN shall notify SPONSOR upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses and PENN shall cooperate with SPONSOR in every proper way in the defense or settlement thereof at Sponsor's request and expense.

11.     ADDITIONAL PROVISIONS.

        11.1 No rights hereunder may be assigned by SPONSOR, directly or by merger or other operation of law, without the express written consent of PENN. Any prohibited assignment of this AGREEMENT or the rights hereunder shall be null and void. No assignment shall relieve SPONSOR of responsibility for the performance of any accrued obligations which it has prior to such assignment.

        11.2 A waiver by either party of a breach or violation of any provision of this AGREEMENT will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this AGREEMENT.

        11.3 Nothing herein shall be deemed to establish a relationship of principal and agent between PENN and SPONSOR, nor any of their agents or employees, nor shall this AGREEMENT be construed as creating any form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party. Nothing in this AGREEMENT, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

        11.4 Notices, payments, statements, reports and other communications under this AGREEMENT shall be in writing and shall be deemed to have been received as of the date dispatched if sent by -public overnight courier (e.g., Federal Express) and addressed as follows:


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

If to PENN:                            with a copy to:

Office of Research Administration      Office of the General Counsel
University of Pennsylvania             University of Pennsylvania
133 South 36th Street, Suite 300       221 College Hall
Philadelphia, PA 19104-3246            Philadelphia, PA 19104-6303
Attn: Managing Director                Attn: General Counsel


If to SPONSOR:

SpectruMedix Corporation               J. Stephan Dolezalek
2124 Old Gatesburg Road                Brobeck Phleger & Harrison LLP
State College, PA  16803               2200 Geng Road
Attn:  Joseph Adlerstein Ph.D.         Two Embarcadero Place
           Bernard Sonnenschein        Palo Alto, CA 94303

        11.5 This AGREEMENT shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions. The parties hereby submit to the exclusive jurisdiction of and venue in any state or federal courts located within the Eastern District of Pennsylvania with respect to any and all disputes concerning the subject of this AGREEMENT.

        11.6 PENN and SPONSOR shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual preference, age, religion, national origin, disability, or because he or she is a disabled veteran or veteran of the Vietnam Era.

        11.7 Neither party shall be liable for any failure to perform as required by this AGREEMENT to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotion's, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

        11.8 SPONSOR shall comply with all laws, regulations and other legal requirements applicable to SPONSOR in connection with this AGREEMENT, including but not limited to any legal requirements applicable to Sponsor's use of the results of the SPONSORED RESEARCH or any PENN INTELLECTUAL PROPERTY and laws controlling the export of technical data, computer software, laboratory prototypes, and all other export controlled commodities.

        11.9 If any provision of this AGREEMENT is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this AGREEMENT shall otherwise remain in full force and effect and enforceable.

        11.10 This AGREEMENT and the LICENSE AGREEMENT (Attachment C hereto) are being entered into simultaneously and each is related to the other in setting forth the entire agreement of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. Any modification of this AGREEMENT must be in writing and signed by an authorized representative of each party.

                            (Signatures on next page)


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this AGREEMENT as of the date first written above.

THE TRUSTEES OF THE                    SPECTRUMEDIX
UNIVERSITY OF PENNSYLVANIA

By:  /s/ Anthony Merritt               By:  /s/ Joseph K. Adlerstein
     ------------------------------         -------------------------------


Name:  Anthony Merritt                 Name:  Joseph K. Adlerstein
       ----------------------------           -----------------------------

Title:  Executive Director,
        Sponsored Programs             Title:  Chief Executive Officer
        ---------------------------            ----------------------------

Date:  March 20, 1998                  Date:  March - 18 - 1998
       ----------------------------           -----------------------------



I have read and agreed to abide by the terms of this AGREEMENT and to the responsibilities of the PRINCIPAL INVESTIGATOR:



By:    /s/ James Baumgardner           Date:     3/26/98
       ----------------------------           -----------------------------
         James Baumgardner

By:    /s/ Bryan Marshall              Date:     3/26/98
       ----------------------------           -----------------------------
         Bryan Marshall


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                  Attachment A
                          SUMMARY OF SPONSORED RESEARCH




                                      * * *
                               ATTACHMENT REDACTED
                                      * * *













* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                  ATTACHMENT B


Sponsored Research Proposal



                                      * * *
                               ATTACHMENT REDACTED
                                      * * *









* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.